EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders:
GenVec, Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-140373, No. 333-133366, No. 333-123968, No. 333-101963 and No. 333-76886), on Form S-4 (No. 333-105320) and on Form S-8 (File No. 333-110446, No. 333-55590, No. 333-55586 and No. 333-55584) of GenVec, Inc. of our reports dated March 16, 2009, with respect to (1) the balance sheets of GenVec, Inc., as of December 31, 2008 and 2007 and the related statements of operations, stockholders’ equity and comprehensive loss and cash flows for each of the years in the three-year period ended December 31, 2008, and (2) the effectiveness of internal control over financial reporting as of December 31, 2008 which reports appear in the December 31, 2008 Annual Report on Form 10-K of GenVec, Inc.

Our report refers to the adoption of FASB Emerging Issues Task Force Issue No. 07-3, Accounting for Advance Payments for Goods or Services to be Used in Future Research and Development Activities, on January 1, 2008.

/s/ KPMG LLP

McLean, Virginia
March 16, 2009